As filed with the Securities and Exchange Commission on January 28, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLYONE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-1730488
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

33587 Walker Road

Avon Lake, Ohio 44012

(440) 930-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa K. Kunkle

Senior Vice President, General Counsel and Secretary

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(440) 930-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

(216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Shares, par value $.01 per share
Debt Securities
Total

(1)

An indeterminate aggregate initial offering price or number of securities is being registered as may from time to time be offered for sale at indeterminate prices, along with an indeterminate number of securities that may be issued upon settlement or conversion of debt securities offered hereby.

(2)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

POLYONE CORPORATION

Common Shares

Debt Securities

We may offer and sell from time to time, in one or more series, our common shares and debt securities. We may sell any combination of these securities in one or more offerings in amounts, at prices, and on other terms to be determined at the time of the offering.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “POL.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors ” on page 6 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings in amounts, at prices, and on other terms to be determined at the time of offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations, and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “PolyOne,” or the “Company” or other similar terms mean PolyOne Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. Our SEC filings are available over the internet on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Relations” page of our website at www.polyone.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, and September 30, 2019;

•

our Current Reports on Form 8-K filed on March  7, 2019, April  19, 2019, May  17, 2019, July  2, 2019, August  19, 2019, October  28, 2019, November  8, 2019, December  13, 2019, December  19, 2019 (Items 1.01 and 8.01 only), January  28, 2020 and January 28, 2020; and

•

the description of our common shares set forth in our Registration Statement on Form 8-A filed on August 31, 2000, including any amendment or report filed with the SEC for the purpose of updating such description.

Our Current Report on Form 8-K filed on January 28, 2020 updates and supersedes Items 1, 2, 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2018.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

You may obtain copies of these filings without charge (other than exhibits to these filings, unless the exhibits are specifically incorporated by reference into these filings or referred to in this prospectus) by requesting the filings in writing or by telephone at the following address and telephone number:

PolyOne Corporation

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(440) 930-1000

Attn: Secretary

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; estimated capital expenditures; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings and environmental liabilities; and financial results. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to:

•	disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future;

•	the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business;

•	changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online;

•	fluctuations in raw material prices, quality and supply, and in energy prices and supply;

•	production outages or material costs associated with scheduled or unscheduled maintenance programs;

•	unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters;

•	an inability to raise or sustain prices for products or services;

•

an inability to achieve or delays in achieving or achievement of less than anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, cost reductions and employee productivity goals;

•	our ability to pay regular cash dividends and the amounts and timing of any future dividends;

•	our ability to identify and evaluate acquisition targets and consummate and integrate acquisitions;

•	information systems failures and cyberattacks; and

•	other factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 under Item 1A, “Risk Factors.”

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements. We undertake no obligation to publicly update forward looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

THE COMPANY

We are a premier provider of specialized polymer materials and polymer services and solutions. Our products include specialty engineered materials, advanced composites, color and additive systems and polymer distribution. We are also a highly specialized developer and manufacturer of performance enhancing additives, liquid colorants, and fluoropolymer and silicone colorants. Headquartered in Avon Lake, Ohio, we have employees at sales, manufacturing and distribution facilities across North America, South America, Europe and Asia.

Using our formulation expertise and operational capabilities, we create an essential link between large chemical producers (our raw material suppliers) and designers, assemblers and processors of plastics (our customers). We believe that our role in the value chain continues to become more vital as our customers increasingly need reliable suppliers with a global reach and increasingly effective material-based solutions to improve their products’ appeal, performance, differentiation, profitability and competitive advantage. Our goal is to provide customers with specialized materials and solutions through our global footprint, broad market knowledge, technical expertise, product breadth, manufacturing operations, a fully integrated information technology network and raw material procurement leverage. Our end markets include healthcare, transportation, packaging, consumer, building and construction, industrial, wire and cable, electrical and electronics and appliance.

Corporate Information

We are an Ohio corporation formed on August 31, 2000 by the consolidation of The Geon Company and M.A. Hanna Company. Our principal executive office is located at 33587 Walker Road, Avon Lake, Ohio 44012 and our telephone number is (440) 930-1000. Our common shares are listed on the New York Stock Exchange under the symbol “POL.” Our website address is www.polyone.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors contained in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the capital stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the capital stock and should be read together with our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Regulations (the “Regulations”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Articles of Incorporation and Regulations, see “Where You Can Find More Information.”

General

Our authorized capital stock consists of:

•	400,000,000 common shares, par value $.01 per share; and

•	40,000,000 preferred shares, par value $.01 per share.

Common Shares

The holders of common shares will be entitled to one vote per share on all matters submitted to a vote of shareholders. Our Regulations provide that, except as otherwise provided in the Articles of Incorporation, a Preferred Share Designation, or by law, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter will be the act of the shareholders. Each director is to be elected by a plurality vote of the shares present, in person or represented by proxy at a meeting of shareholders and entitled to vote on the election of directors.

Subject to the rights of holders of any outstanding serial preferred shares, the holders of common shares are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available for those dividends. Holders of common shares will be entitled to receive, upon any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares that may then be issued and outstanding. The holders of common shares have no conversion rights, nor are there any redemption, sinking fund or preemptive rights with respect to common shares.

Preferred Shares

We may issue one or more series of preferred shares as created and authorized by our Board of Directors. The Board of Directors will determine and the prospectus relating to any particular issuance of serial preferred shares will describe the terms of those serial preferred shares, including, to the extent applicable, the following:

•	the number of shares to constitute each series and the name and serial designation thereof;

•	the annual dividend rate or rates and dividend payment dates;

•	whether dividends are to be cumulative or non-cumulative;

•	whether any series will be subject to redemption, and, if so, the manner of redemption and the redemption price or prices;

•

whether the shares of any series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative;

•

the terms, if any, upon which shares of any series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;

•

the limitations and restrictions, if any, to be effective while any shares of any series are outstanding upon the payment of dividends or other distributions on, and upon the purchase, redemption or other acquisition of, the common shares or any other series or class of our stock ranking junior to the shares of any series, either as to dividends or upon liquidation;

•

the conditions or restrictions, if any, upon creation of indebtedness of the Company or issuance of any additional shares of any class ranking on a parity with or prior to the shares of any series either as to dividends or upon liquidation; and

•	the voting rights of any series, if any, which rights may be full, limited or denied.

Ohio Takeover Legislation

Transactions Involving Interested Shareholders. Section 1704.02 of the Ohio Revised Code prohibits any Chapter 1704 transaction (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation approved the transaction prior to the shareholder becoming an interested shareholder or approved the transaction pursuant to which the shareholder became an interested shareholder.

A “Chapter 1704 transaction” is defined to include a variety of transactions such as mergers, consolidations, combinations or majority share acquisitions between or involving an Ohio corporation and an “interested shareholder” or an affiliate or associate of an interested shareholder. An interested shareholder is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation.

After such three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in the articles of incorporation of the corporation provided that a majority of the disinterested shareholders approve the transaction.

Chapter 1704 is applicable to all corporations formed under Ohio law.

Control Share Acquisitions. Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

A corporation can provide in its articles of incorporation or regulations that Section 1701.831 does not apply to control share acquisitions of shares of such corporation. Neither our Articles of Incorporation nor our Regulations contain any provisions to alter the effect of 1701.831 of the Ohio Revised Code.

Cumulative Voting

Under Ohio law, unless otherwise provided in a corporation’s articles of incorporation, each shareholder is entitled to cumulate such shareholder’s votes in the election of directors if the shareholder gives notice to the corporation. Except as may be otherwise provided in any designation of the terms of a series of preferred shares, our Articles of Incorporation prohibit cumulative voting by shareholders.

Transfer Agent and Registrar

EQ Shareowner Services serves as the transfer agent and registrar for our common shares.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “PolyOne,” “we,” “our” and “us” in this section, we mean PolyOne Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. Unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries and will be structurally subordinated to any indebtedness incurred or guaranteed by any of our subsidiaries.

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

•	the date or dates on which the principal on the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to extend the interest periods and the duration of that extension;

•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

•	the terms and conditions upon which the debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

•	any provisions relating to any security or any guarantees provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of common shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or a co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•

the successor or transferee is a corporation, limited liability company, partnership, trust or other entity, in each case, validly existing and organized under the laws of the United States, any state thereof or the District of Columbia;

•	the successor or transferee assumes our obligations under the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture pursuant to a supplemental indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture (a “covenant event of default”);

•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in any payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency;

•

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or (solely with respect to the series of debt securities to which such prospectus supplement relates) the description of the debt securities of such series found in the prospectus supplement, in each case, as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the covenant under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees with respect to the debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	secure the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, reduce any premium or change the stated maturity of any debt security;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	make any change to the amendment and modification provisions in the indenture; or

•

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Jones Day.

EXPERTS

The consolidated financial statements of PolyOne Corporation for the year ended December 31, 2018 included in PolyOne Corporation’s Current Report (Form 8-K) dated January 28, 2020 and incorporated by reference herein, and the effectiveness of PolyOne Corporation’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of the masterbatches business of Clariant Ltd included in Exhibit 99.1 of PolyOne Corporation’s Current Report on Form 8-K dated January 28, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses, other than underwriting discounts, of the issuance and distribution of the securities being registered, all of which are payable by us.

U.S. Securities and Exchange Commission registration fee	*
Trustee’s fees and expenses	**
Transfer agent and registrar fees	**
Printing expenses	**
Accountant’s fees and expenses	**
Rating agency fees	**
Legal fees and expenses	**
Miscellaneous	**
Total	$

*

Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**

Estimated expenses are presently not known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under Section 1701.13 of the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Section 1701.13 of the Ohio Revised Code authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1701.13.

Article Sixth of our Articles of Incorporation provides for indemnification of directors and officers. The provision provides that a director will not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation is not permitted under the Ohio Revised Code. Article Sixth provides that each director and officer will, to the fullest extent permitted by applicable law, be indemnified except as may be otherwise provided in our Regulations.

Our Regulations provide that we shall indemnify directors and officers and may indemnify other employees or agents (or a person serving at the request of the Company as a director, officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by others (other than an action by or in the right of the Company) for expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests. Our Regulations also provide that we shall indemnify directors and officers and may indemnify other employees and agents (or a person serving at the request of the Company as a director, officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise) in any action or suit by or in the right of PolyOne for expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests. No indemnification will be made, however, where such person is adjudged liable for negligence or misconduct in the performance of such person’s duties to us unless and only to the extent that the court in which an action is brought determines that such person is fairly and reasonably entitled to indemnity.

In addition, our Regulations permit us to purchase and maintain insurance on behalf of our officers, directors, employees and agents (or a person serving at the request of the Company as a director, officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise) against any liability asserted against them in their capacities as such or arising out of their status. Our Regulations also provide that no modification of any Regulations pertaining to indemnification rights of directors and officers shall adversely affect or impair in any way the indemnification rights of any current or former director or officer with respect to any action, suit or proceeding relating to matters occurring prior to the adoption of such modification.

We have entered into indemnification agreements (“Indemnification Agreements”) with each of our directors and each of our executive officers, including the named executive officers (“Indemnitees”).

In general, the Indemnification Agreements provide that, subject to the procedures, limitations and exceptions set forth therein, (i) we will indemnify the Indemnitee for all expenses, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with any threatened, pending or completed action, suit, proceeding or claim, by reason of the fact that the Indemnitee is or was a director and/or officer or is or was serving at our request at another entity, or by reason of any action alleged to have been taken or omitted in any such capacity, including any appeal of or from any judgment or decision; (ii) we will indemnify the Indemnitee against any amount that the Indemnitee is or becomes obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that the Indemnitee commits, suffers, permits or acquiesces in while acting in his capacity as a director and/or officer or at our request at another entity; (iii) we will advance expenses as they are actually and reasonably incurred in connection with defending a claim in advance of the final disposition of a claim; and (iv) we will maintain an insurance policy or policies providing directors’ and officers’ liability insurance that covers the Indemnitee.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-16091)).

4.2	Amendment to Second Article of the Articles of Incorporation, as filed with the Ohio Secretary of State, November 5, 2003 (incorporated by reference to Exhibit 3.1a to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 1-16091)).

4.3	Regulations (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 17, 2009 (File No. 1-16091)).

4.4	Form of Debt Securities Indenture.

4.5*	Form of Debt Securities.

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers AG.

23.3	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, state of Ohio, on January 28, 2020.

POLYONE CORPORATION

By:	/s/ Bradley C. Richardson
Bradley C. Richardson Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 28, 2020:

Signatures	Title

* Robert M. Patterson	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

* Bradley C. Richardson	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert E. Abernathy	Director

* Richard H. Fearon	Director

* Gregory J. Goff	Director

* William R. Jellison	Director

* Sandra Beach Lin	Director

* Kim Ann Mink	Director

* Kerry J. Preete	Director

* Patricia Verduin	Director

* William A. Wulfsohn	Director

*

The undersigned by signing her name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Lisa K. Kunkle	January 28, 2020
Lisa K. Kunkle, Attorney-in-Fact